Exhibit 10.1

FIRST AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT AND CONSENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 29, 2005 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of June 30, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among General Electric Capital Corporation, as Agent (in such capacity, “Agent”), Inverness Medical Innovations, Inc. (“Innovations”), Wampole Laboratories, LLC and Inverness Medical (UK) Holdings Limited, as borrowers (“Borrowers”), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the “Lenders”).

W I T N E S S E T H

WHEREAS, Borrowers have notified Agent that Innovations desires to acquire (the “BioStar Stock Purchase”) one hundred percent (100%) of the issued and outstanding stock of Thermo BioStar, Inc., a Delaware corporation (“BioStar”), for consideration (the “BioStar Closing Date Consideration”) of $52,500,000 in cash;

WHEREAS, in addition to the BioStar Closing Date Consideration, under Section 2.2(b)(iv) of that certain Stock Purchase Agreement by and between Innovations, Thermo Electron Corporation and Thermo BioAnalysis Corporation, dated as of September 16, 2005 (the “BioStar Stock Purchase Agreement”), Innovations may be required to make additional payments in respect of working capital (the “BioStar Working Capital Payment”);

WHEREAS, the BioStar Stock Purchase is not a Permitted Acquisition and therefore is prohibited under Section 6.1 of the Credit Agreement;

WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the BioStar Stock Purchase on the terms and subject to the conditions set forth herein;

WHEREAS, Borrowers have notified Agent that Inverness Medical Switzerland GmbH (“Swissco”), through a newly acquired wholly-owned subsidiary (“IDT Acquisition”), desires to acquire (the “IDT Stock Purchase”) one hundred percent (100%) of the issued and outstanding stock of Innogenetics Diagnostica y Terapeutica S.A.U., a Spanish limited liability company (“Inverness Iberica”), for consideration (the “IDT Closing Date Consideration”) of up to €10,010,000;

WHEREAS, in addition to the IDT Closing Date Consideration, under the terms of that Share Sale and Purchase Agreement between Innogenetics NV and Swissco, dated as of September 29, 2005 (the “IDT Stock Purchase Agreement”), IDT Acquisition, as assignee of Swissco under the IDT Stock Purchase Agreement, may be required to pay the Purchase Price Adjustment (as defined in the IDT Stock Purchase Agreement);

WHEREAS, the IDT Stock Purchase is not a Permitted Acquisition and therefore is prohibited under Section 6.1 of the Credit Agreement;

WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the IDT Stock Purchase on the terms and subject to the conditions set forth herein; and

WHEREAS, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.             Amendments to Credit Agreement.

(a)           Clause (c) of Section 6.2 of the Credit Agreement is hereby amended as of the date the IDT Stock Purchase is consummated pursuant to the terms of the IDT Stock Purchase Agreement (such date, the “IDT Acquisition Effective Date”) (which date shall in no event be prior to the Effective Date (as defined below)) by deleting such clause in its entirety and inserting the following in lieu thereof:

“(c) the Credit Parties may make investments and loans to Restricted Credit Parties, provided that the aggregate amount of such investments and loans to such Restricted Credit Parties permitted by this clause (c) shall not exceed $3,000,000 (or the Equivalent Amount thereof) at any time

(b)           Clause (h) of Section 6.2 of the Credit Agreement is hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by deleting such clause in its entirety and inserting the following in lieu thereof:

“(h) the Credit Parties may make additional investments and loans not otherwise permitted by this Section 6.2, provided that the aggregate amount of such investments and loans permitted by this clause (h) shall not exceed $2,000,000 (or the Equivalent Amount thereof) at any time;”

(c)           Section 6.2 of the Credit Agreement is hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by inserting the following at the end of such section:

“and (i) the Credit Parties may make investments in or loans to IDT Acquisition in an amount necessary to permit IDT Acquisition to make payments required under that certain Share Sale and Purchase Agreement between Innogenetics NV and Swissco in connection with the purchase by IDT Acquisition, as assignee of Swissco under such agreement, of Inverness Iberica.”

(d)           Clause (ix) and clause (x) of Section 6.3(a) of the Credit Agreement are hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by deleting such clauses in their entirety and inserting the following in lieu thereof:

“(ix) unsecured Indebtedness incurred by Inverness Iberica in the ordinary course of business and consistent with past practice to third party lending institutions in Spain in connection with guaranties issued by such lending institutions to Spanish health governmental entities; provided that such guaranties are set forth on Disclosure Schedule (6.3) (as updated pursuant to the First Amendment and Consent to this Agreement) or are issued solely in connection with Inverness Iberica’s participation in a public bidding process to secure contracts with such Spanish health governmental entities or are required pursuant to contracts entered into by Inverness Iberica with any such Spanish health governmental entity to secure the performance of Inverness Iberica under such contracts; (x) unsecured Indebtedness consistent with past practice incurred by Inverness Iberica in connection with factoring arrangements entered into with a third party factoring institutions; provided that such factoring arrangements do not relate to more than 50% of the Accounts of Inverness Iberica at any time;”

(e)           Clause (viii)(E) of Section 6.3(a) of the Credit Agreement is hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by deleting such clause in its entirety and inserting the following in lieu thereof:

“(E) the Restricted Credit Parties shall not be permitted to incur any Indebtedness to any Credit Party if such Credit Party is not permitted to advance such Indebtedness under Section 6.2(c) or Section 6.2(h), or, in the case of incurrence of Indebtedness by IDT Acquisition only, Section 6.2(i),”

(f)            The first sentence of clause (a) of Section 6.4 of the Credit Agreement is hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by deleting such clause in its entirety and inserting the following in lieu thereof:

“(a)         Except as set forth on Disclosure Schedule (6.4) and except as otherwise expressly permitted in this Section 6, with respect to (i) Restricted Credit Parties (other than Orgenics Holding, Inverness Iberica and IDT Acquisition), no Credit Party shall enter into or be a party to any transaction with any Restricted Credit Party, except in the ordinary course of business and consistent with past practices; and (ii) Affiliates, no Credit Party shall enter into or be a party to any transaction with any Affiliate of such Credit Party (other than any Affiliate which is a Credit Party (other than Orgenics Holdings, Inverness Iberica and IDT Acquisition)) except in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party.”

(g)           The first sentence of Section 6.8 of the Credit Agreement is hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by (i) deleting the word “and” at the end of clause (d) thereof and (ii) inserting the following at the end of such sentence:

“; and (f) the sale of Accounts by Inverness Iberica consistent with past practice in connection with factoring arrangements entered into with a third party factoring institutions; provided that such factoring arrangements do not relate to more than 50% of the Accounts of Inverness Iberica at any time;

(h)           Annex A of the Credit Agreement is hereby amended as of the date the BioStar Stock Purchase is consummated pursuant to the terms of the BioStar Stock Purchase Agreement (such date, the “BioStar Acquisition Effective Date”) (which date shall in no event be prior to the Effective Date) by deleting the definitions of “Commitments” and “US Revolving Loan Commitment” and inserting the following in lieu thereof:

‘“Commitments” means (a) as to any Lender, the aggregate of such Lender’s US Revolving Loan Commitment (including without duplication the Swing Line Lender’s US Swing Line Commitment as a subset of its US Revolving Loan Commitment), European Revolving Loan Commitment (including without duplication the Swing Line Lender’s European Swing Line Commitment as a subset of its European Revolving Loan Commitment), US Term Loan Commitment and European Term Loan Commitment as set forth on Annex I to this Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders, the aggregate of all Lenders’ US Revolving Loan Commitments (including without duplication the Swing Line Lender’s US Swing Line Commitment as a subset of its US Revolving Loan Commitment), European Revolving Loan Commitments (including without duplication the Swing Line Lender’s European Swing Line Commitment as a subset of its European Revolving Loan Commitment), US Term Loan Commitments and European Term Loan Commitments, which aggregate commitment shall be ONE HUNDRED MILLION DOLLARS ($100,000,000) as of the BioStar Acquisition Effective Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.”

“US Revolving Loan Commitment” means (a) as to any Lender, the aggregate commitment of such Lender to make US Revolving Credit Advances as set forth on Annex I to this Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make US Revolving Credit Advances, which aggregate commitment shall be SIXTY MILLION DOLLARS ($60,000,000) as of the BioStar Acquisition Effective Date, as such amount may be adjusted, if at all, from time to time in accordance with this Agreement.”

(i)            Annex A of the Credit Agreement is hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by deleting the definition of “Restricted Credit Parties” and inserting the following in lieu thereof:

‘“Restricted Credit Parties” means, collectively (a) Inverness Japan, (b) Inverness Medical France SAS, (c) Inverness Iberica, (d) IDT Acquisition, and (e) Orgenics International Holdings, BV.”

(j)            Annex A of the Credit Agreement is hereby amended as of the BioStar Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by inserting the following new definition in alphabetical order therein:

‘“BioStar Acquisition Effective Date” the date on which the purchase by Innovations of 100% of the outstanding equity of Thermo BioStar, Inc. is consummated subject to the terms and conditions set forth in the First Amendment and Consent to Third Amended and Restated Credit Agreement, dated as of September 29, 2005, by and among the Credit Parties, Agent and the other Lenders signatory thereto.”

(k)           Annex A of the Credit Agreement is hereby amended as of the IDT Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by inserting the following new definitions in alphabetical order therein:

‘“IDT Acquisition” means Boswell Investments SAU.”

‘“Inverness Iberica” means Innogenetics Diagnostica y Terapeutica S.A.U., a Spanish limited liability company.”

(l)            Annex I of the Credit Agreement is hereby amended as of the BioStar Acquisition Effective Date (which date shall in no event be prior to the Effective Date) by deleting it in its entirety and replacing it with Annex I attached hereto.

3.             BioStar Consent.  As of the Effective Date, Agent and Requisite Lenders (a) consent to the consummation of the BioStar Stock Purchase in accordance with the BioStar Stock Purchase Agreement and related documentation previously provided to and approved by Agent (the “Draft BioStar Stock Purchase Documents”), and (b) agree that the BioStar Stock Purchase on or before October 31, 2005, in accordance with the Draft BioStar Stock Purchase Documents, shall not constitute a breach of the Credit Agreement or the other Loan Documents, provided, however, that the Credit Parties do not expend any cash or other consideration in connection with the BioStar Stock Purchase other than (x) for costs and expenses not to exceed $1,000,000 in the aggregate, (y) the BioStar Closing Date Consideration and (z) the BioStar Working Capital Payment in an amount not to exceed $599,999.  Agent and Requisite Lenders further agree that, following the BioStar Acquisition Effective Date, BioStar may change its name; provided that immediately following such change, Borrowers shall provide Agent with a full, complete and correct certificate of incorporation of BioStar reflecting such change.

4.             Agreement by Borrowers and Other Credit Parties Regarding BioStar Stock Purchase.  The Borrowers and each of the other Credit Parties hereby acknowledge and agree that, on or prior to the BioStar Acquisition Effective Date (or on or prior to such other date as may be expressly provided below):

(a)           Satisfaction of Conditions.  Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(ii) – (xi) of the Credit Agreement have been satisfied in connection with the BioStar Stock Purchase (other than the conditions set forth in Sections 6.1(v), which is hereby waived).

(b)           Guaranty and Joinder.  Agent shall have received a guaranty and joinder agreement, in form and substance satisfactory to Agent, duly executed by BioStar pursuant to which, inter alia, BioStar joins the Credit Agreement and the other Loan Documents as a US Credit Party and agrees to guaranty the Obligations of the Credit Parties under the Loan Documents.

(c)           Security Interest and Code Filings.

(i)            BioStar shall have granted a valid first priority perfected (upon Agent filing the documents referenced below that are required to be filed to perfect Agent’s Lien) security interest (subject to Permitted Encumbrances) in all of its assets to secure the Obligations of the Credit Parties and shall have executed or authorized (as applicable) all documents (including financing statements under the Code (or foreign equivalent) and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens in form and substance reasonably acceptable to Agent) as Agent may request in order to perfect its security interest in such assets.

(ii)           BioStar shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name BioStar as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of BioStar.

(iii)          Within sixty (60) days of the BioStar Acquisition Effective Date or such longer period as Agent shall consent to in its sole discretion, BioStar shall provide Control Letters from (A) all issuers of uncertificated securities and financial assets held by BioStar, (B) all securities intermediaries with respect to all securities accounts and securities entitlements of BioStar, and (C) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by BioStar.

(d)           Waivers.  Within sixty (60) days of the BioStar Acquisition Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements, as applicable, in form and substance reasonably satisfactory to Agent, in respect of BioStar.

(e)           Pledge Amendment.  Agent shall have received a pledge amendment to that certain Second Amended and Restated Pledge Agreement, dated as of June 30, 2005, by and among Agent and the Credit Parties listed on the signature pages thereto (as amended, restated, supplemented or modified from time to time, the “Pledge Agreement”), in form and substance satisfactory to Agent, duly executed by an authorized officer of Innovations, pursuant to which Innovations pledges one hundred percent (100%) of the issued and outstanding Stock of BioStar (the “BioStar Stock”) to Agent, together with all collateral and ancillary documentation required by the Pledge Agreement, including, without limitation, original certificates representing the BioStar Stock pledged by Innovations (with duly executed, undated stock powers).

(f)            Cash Management.  Within sixty (60) days of the BioStar Acquisition Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent shall have received tri-party blocked account agreements, in form and substance reasonably satisfactory to Agent, duly executed and delivered by BioStar and each bank where BioStar has established a deposit or disbursement account (other than payroll accounts), in accordance with the requirements set forth in Section 1.8 and Annex C of the Credit Agreement.

(g)           Schedules.  Agent shall have received updated Schedules to the Credit Agreement, the Second Amended and Restated Security Agreement, dated as of June 30, 2005, as amended from time to time, by and among Agent that the Credit Parties listed on the signature page thereto, the Pledge Agreement, the Second Amended and Restated US Intellectual Property Security Agreement, dated as of June 30, 2005, as amended from time to time, by and among Agent and the Credit Parties listed on the signature page thereto, and such other Loan Documents as may be required in connection with the joinder of BioStar, to reflect the joinder of BioStar to such agreements, in form and substance satisfactory to Agent.

(h)           Organizational Documents and Good Standing.  Agent shall have received a copy of BioStar’s (i) organizational documents and all amendments thereto and (ii) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

(i)            Bylaws and Resolutions.  Agent shall have received a copy of (i) BioStar’s bylaws (or foreign equivalent thereof) and all amendments thereto, (ii) resolutions of BioStar’s board of directors, if any, and, to the extent required under applicable law, stockholders, approving and authorizing the BioStar Stock Purchase and the execution, delivery and performance of the transaction documents to be executed in connection with the BioStar Stock Purchase, and (iii) resolutions of BioStar’s board of directors approving and authorizing the execution, delivery and performance of the Loan Documents to which BioStar is, or will be a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of BioStar as being in full force and effect without any modification or amendment as of the BioStar Acquisition Effective Date.

(j)            Incumbency.  Agent shall have received a signature and incumbency certificate of the officers of BioStar executing any Loan Document or Joinder thereto, certified by an officer of BioStar as being true, accurate, correct and complete in all respects.

(k)           BioStar Stock Purchase Documents.  Agent shall have received (i) an executed copy of the BioStar Stock Purchase Agreement, together with all amendments thereto, and all documentation delivered in connection therewith (all of which shall be in form and substance reasonably satisfactory to Agent), certified by an authorized officer of Innovations to be true and complete and in full force and effect as of the Effective Date and (ii) a certificate of an authorized officer of Innovations certifying as to the matters set forth in Exhibit A hereto.

(l)            Opinion of Counsel.  Agent shall have received legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications) that (i) the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against BioStar, (ii) that the BioStar Stock Purchase was approved by all requisite corporate action by Innovations, (iii) that the Amendment and the Amended and Restated Notes (as defined below) have been duly authorized, executed and delivered by, and are enforceable against the US Borrower, (iv) that the Amended Credit Agreement (as defined below) is enforceable against the US Borrower, (v) that the amendments contemplated by this Amendment are not prohibited by the Indenture, the Subordinated Note Documents or the Intercreditor Agreement, and (vi) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

(m)          Amended and Restated Notes.  GE Capital and ML Capital, as Lenders, shall have received amended and restated revolving notes (the “Amended and Restated Notes”) reflecting the increased US Revolving Loan Commitment.

(n)           Collateral Assignment of BioStar Stock Purchase Documents.  Upon Agent’s request, Agent shall have received a collateral assignment of the rights (but not the obligations) of Innovations under the BioStar Stock Purchase Agreement and other documentation executed in connection with the BioStar Stock Purchase.

(o)           Appointment of Agent for Service of Process.  Agent shall have received evidence that the Connecticut office of CT Corporation has been appointed as agent for service of process for BioStar.

(p)           Amendment of Pledge Agreements.  Within sixty (60) days of the BioStar Acquisition Effective Date or such longer period as Agent shall consent to in its sole discretion, Agent, on behalf of Lenders, shall have received amendments to (i) that certain Quota Pledge and Perfection of Pledge Regarding Two Quotas relating to the pledge of shares of Swissco, among Inverness Medical International Holdings Corp., Inverness Medical International Holdings Corp. II, and Agent, dated as of June 30, 2005 reflecting the increased US Revolving Loan Commitment; and (ii) that certain Pledge of Shares relating to the pledge of shares of Orgenics International Holdings BV between Innovations and Agent, dated as of June 30, 2005 reflecting the increased US Revolving Loan Commitment.

The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 4 on or prior to the date required as set forth above in connection with each such delivery or condition, as applicable, shall constitute an immediate Event of Default under the Credit Agreement.

5.             IDT Consent.  As of the Effective Date, Agent and Requisite Lenders (a) consent to the IDT Stock Purchase in accordance with the IDT Stock Purchase Agreement and related documentation previously provided to and approved by Agent (the “Draft IDT Stock Purchase Documents”), and (b) agree that the IDT Stock Purchase on or before November 30, 2005, in accordance with the Draft IDT Stock Purchase Documents, shall not constitute a breach of the Credit Agreement or the other Loan Documents, provided, however, that the Credit Parties do not expend any cash or other consideration in connection with the IDT Stock Purchase other than (x) for costs and expenses not to exceed €1,000,000 in the aggregate, (y) the IDT Closing Date Consideration and (z) the Purchase Price Adjustment in an amount not to exceed €10,000,000.  Agent and Requisite Lenders further agree that, following the IDT Acquisition Effective Date, Inverness Iberica and IDT Acquisition may change their respective names; provided that immediately following any such change, Borrowers shall provide Agent with a full, complete and correct certificate of incorporation (or the foreign equivalent thereof) of Inverness Iberica or IDT Acquisition, as applicable, reflecting such change.

6.             Agreement by Borrowers and Other Credit Parties Regarding IDT Stock Purchase.  The Borrowers and each of the other Credit Parties hereby acknowledge and agree that, on or prior to the IDT Acquisition Effective Date:

(a)           Satisfaction of Conditions.  Agent shall have received evidence satisfactory to Agent that each of the conditions precedent to a Permitted Acquisition set forth in Section 6.1(ii) – (xi) of the Credit Agreement have been satisfied in connection with the IDT Stock Purchase (other than the conditions set forth in Sections 6.1(iv) (but only to the extent such Indebtedness is otherwise permitted under the Credit Agreement as amended hereby), (v), (vii) and (viii), which are hereby waived).

(b)           Joinder.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received a joinder agreement, in form and substance satisfactory to Agent, duly executed by each of Inverness Iberica and IDT Acquisition pursuant to which, inter alia, each of Inverness Iberica and IDT Acquisition join the Credit Agreement and the other Loan Documents as a Restricted Credit Party.

(c)           Guaranty.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received a guaranty, in form and substance satisfactory to Agent, duly executed by Inverness Iberica and IDT Acquisition, pursuant to which each of Inverness Iberica and IDT Acquisition guaranty the Obligations of the European Credit Parties under the Loan Documents.

(d)           Security Interest and Code Filings.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Inverness Iberica and IDT Acquisition shall provide copies of Code (or the foreign equivalent thereof) search reports listing all effective financing statements (or equivalent information) that name Inverness Iberica or IDT Acquisition, as applicable, as debtor, together with copies of such financing statements (or equivalent information), none of which shall cover the assets of Inverness Iberica or IDT Acquisition except to the extent permitted hereunder.

(e)           Pledge Agreement.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received (A) a pledge of one hundred percent (100%) of the issued and outstanding Stock of IDT Acquisition (the “IDT Acquisition Stock”) pursuant to a pledge agreement to be entered into between Swissco and Agent, together with, to the extent such Stock is certificated, original certificates representing the IDT Acquisition Stock pledged by Swissco (with duly executed, undated stock powers), and (B) a pledge of one hundred percent (100%) of the issued and outstanding Stock of Inverness Iberica (the “Inverness Iberica Stock”) pursuant to a pledge agreement to be entered into between IDT Acquisition and Agent, together with, to the extent such Stock is certificated,  original certificates representing the Inverness Iberica Stock pledged by IDT Acquisition (with duly executed, undated stock powers).

(f)            Schedules.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received updated Schedules to the Credit Agreement and such other Loan Documents as may be required in connection with the joinder of Inverness Iberica and IDT Acquisition, to reflect the joinder of Inverness Iberica and IDT Acquisition to such agreements, in form and substance satisfactory to Agent.

(g)           Organizational Documents and Good Standing.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received a copy of each of Inverness Iberica’s and IDT Acquisition’s (A) organizational documents and all amendments thereto and (B) good standing certificates or the foreign equivalent and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date and certified by the applicable authorized Governmental Authority.

(h)           Bylaws and Resolutions.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received a copy of (A) each of Inverness Iberica’s and IDT Acquisition’s bylaws (or foreign equivalent thereof) and all amendments thereto, (B) resolutions of each of Inverness Iberica’s and IDT Acquisition’s board of directors and, to the extent required under applicable law, stockholders, approving and authorizing the IDT Stock Purchase and the execution, delivery and performance of the transaction documents to be executed in connection with the IDT Stock Purchase, and (C) resolutions of each of Inverness Iberica’s and IDT Acquisition’s board of directors approving and authorizing the execution, delivery and performance of the Loan Documents to which Inverness Iberica and IDT Acquisition is, or will be a party and the transactions to be consummated in connection therewith, each certified by an authorized officer of each of Inverness Iberica and IDT Acquisition (after giving effect to the IDT Stock Purchase) as being in full force and effect without any modification or amendment as of the IDT Acquisition Effective Date.

(i)            Incumbency.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received a signature and incumbency certificate of the officers of each of Inverness Iberica and IDT Acquisition executing any Loan Document or Joinder thereto, certified by an officer of Inverness Iberica and IDT Acquisition as being true, accurate, correct and complete in all respects.

(j)            IDT Stock Purchase Documents.  Agent shall have received (i) an executed copy of the IDT Stock Purchase Agreement, together with all amendments thereto, and all documentation delivered in connection therewith (all of which shall be in form and substance reasonably satisfactory to Agent), certified by an authorized officer of IDT Acquisition to be true and complete and in full force and effect as of the Effective Date and (ii) a certificate of an authorized officer of IDT Acquisition certifying as to the applicable matters set forth in Exhibit A hereto.

(k)           Opinion of Counsel.  Unless otherwise agreed to by Agent in its sole discretion, prior to the later of (i) thirty (30) days after the Effective Date and (ii) the IDT Acquisition Effective Date, Agent shall have received legal opinions of counsel acceptable to Agent, which shall provide (subject to customary qualifications) that (i) the Loan Documents have been duly authorized, executed and delivered by, and are enforceable against each of Inverness Iberica and IDT Acquisition (and in the case of the pledge of Stock of IDT Acquisition, Swissco), (ii) that the IDT Stock Purchase was approved by all requisite corporate action by Inverness Iberica and IDT Acquisition and (iii) such other opinions as Agent may reasonably request, all in form and substance satisfactory to Agent.

(l)            Collateral Assignment of IDT Stock Purchase Documents.  Upon Agent’s request, Agent shall have received a collateral assignment of the rights (but not the obligations) of Swissco under the IDT Stock Purchase Agreement and other documentation executed in connection with the IDT Stock Purchase.

(m)          Appointment of Agent for Service of Process.  Agent shall have received evidence that the Connecticut office of CT Corporation has been appointed as agent for service of process for Inverness Iberica and IDT Acquisition.

The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the failure to satisfy any of the deliveries or conditions set forth above in this Section 6 on or prior to the date required as set forth above in connection with each such delivery or condition, as applicable, shall constitute an immediate Event of Default under the Credit Agreement.

7.             Covenant.  The Credit Parties shall not amend the Draft BioStar Stock Purchase Documents, the executed BioStar Stock Purchase Agreement, the Draft IDT Stock Purchase Documents or the executed IDT Stock Purchase Agreement in each case in a manner which adversely affects the Lenders without the prior written consent of Agent.  Any failure of the Credit Parties to comply with this covenant (a) with respect to the Draft BioStar Stock Purchase Documents or the Draft IDT Stock Purchase Documents shall result in this Amendment becoming immediately null and void and of no further force and effect and (b) with respect to the BioStar Stock Purchase Agreement or the IDT Stock Purchase Agreement shall constitute an immediate Event of Default under the Credit Agreement.

8.             Representations and Warranties.  To induce Agent and Requisite Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

(a)           The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”): (i) are within such Person’s corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person’s charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Effective Date.

(b)           This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

(c)           This Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer or other laws affecting creditors’ rights generally or by equitable principals of general applicability.

(d)           No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

(e)           No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party’s right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

(f)            The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto, be true and correct on and as of (i) the date hereof, and (ii) the Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

9.             No Amendments/Waivers/Consents.  Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (b) the consents and agreements of the Agent and Requisite Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction not specifically described in connection with any such consent and/or agreement, and (c) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

10.           Affirmation of Obligations.  Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

11.           Outstanding Indebtedness; Waiver of Claims.  Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of September 28, 2005, (a) the outstanding balance of the European Revolving Loan is $5,000,000, (b) the outstanding balance of the US Revolving Loan is $16,000,000, (c) the outstanding balance of the US Term Loan is $0, and (d) the outstanding balance of European Term Loan is $0.  Borrowers and each other Credit Party hereby waive, release, remise and forever discharge Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent’s or any Lender’s gross negligence or willful misconduct.

12.           Fees and Expenses.

(a)           Increased Line Fee.  To induce GE Capital and ML Capital to increase their respective US Revolving Loan Commitments, Borrowers hereby agree to pay Agent, for the ratable benefit of GE Capital and ML Capital, as Lenders, an increased line fee in the amount of $200,000 in immediately available funds, payable on the BioStar Acquisition Effective Date (the “Increased Line Fee”).

(b)           Expenses.  Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith..

13.           Effectiveness.  Effectiveness.  Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of September 30, 2005 (the “Effective Date”):

(a)           Amendment.  Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Requisite Lenders, and each of the Credit Parties.

(b)           Payment of Fees and Expenses.  Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, the Increased Line Fee and reasonable legal fees and expenses).

(c)           Representations and Warranties.  The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof and the Effective Date.

14.           GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

15.           Counterparts.  This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS

WAMPOLE LABORATORIES, LLC

By:	/s/ Duane L. James
Name:	Duane L. James
Title:	Treasurer

INVERNESS MEDICAL (UK) HOLDINGS LIMITED

By:	/s/ David Scott
Name:
Title:

AGENT AND LENDERS

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent and Lender

By:	/s/ Steven Wagnblas
Duly Authorized Signatory

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender

By:	/s/ Faraaz Kamran
Duly Authorized Signatory

UBS AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Wilfred V. Saint
Duly Authorized Signatory

By:	/s/ Sailoz Sikka
Duly Authorized Signatory

I-16

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

APPLIED BIOTECH, INC.
ADVANTAGE DIAGNOSTICS CORPORATION
FOREFRONT DIAGNOSTICS, INC.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL
HOLDING CORP. II
INVERNESS MEDICAL, INC.
INNOVATIONS RESEARCH, LLC
ISCHEMIA TECHNOLOGIES, INC.
IVC INDUSTRIES, INC.
MORPHEUS ACQUISITION CORP.
OSTEX INTERNATIONAL, INC.
SELFCARE TECHNOLOGY, INC.
UNIPATH ONLINE, INC.
BINAX, INC.

By:	/s/ Duane L. James
Name:	Duane L. James
Title:	Treasurer, Treasurer, Treasurer, Treasurer,
Treasurer, Treasurer, Treasurer, Treasurer,
Treasurer, Treasurer, Treasurer, Treasurer,
Treasurer, Vice President, respectively

CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
DMD, DIENSTLEISTUNGEN & VERTRIEB FÜR MEDIZIN UND DIAGNOSTIK GMBH
INVERNESS MEDICAL CANADA, INC.
INVERNESS MEDICAL EURASIA LIMITED
INVERNESS MEDICAL FRANCE SAS
INVERNESS MEDICAL GERMANY GMBH
ORGENICS INTERNATIONAL HOLDINGS BV
SCANDINAVIAN MICRO BIODEVICES APS
STIRLING MEDICAL INNOVATIONS LIMITED INVERNESS MEDICAL SWITZERLAND GMBH
UNIPATH DIAGNOSTICS GMBH
VIVA DIAGNOSTIKA - DIAGNOSTISCHE PRODUKTE GMBH
INVERNESS MEDICAL JAPAN, LTD.
INVERNESS MEDICAL INNOVATIONS, INC.

By:	/s/ Duane L. James
Name:	Duane L. James
Title:	Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Authorized Person, Authorized Person,
Treasurer, respectively

INVERNESS MEDICAL INVESTMENTS, LLC

By:	/s/ Jay McNamara
Name:	Jay McNamara
Title:	Assistant Secretary

INVERNESS MEDICAL CANADA, INC.

By:	/s/ Doug Shaffer
Name:	Doug Shaffer
Title: President

UNIPATH LIMITED

By:	/s/ David Scott
Name:	David Scott
Title: Chairman

I-18

ANNEX I (FROM ANNEX A – COMMITMENTS DEFINITION)
TO
CREDIT AGREEMENT

Commitments as of the BioStar Acquisition Effective Date:

GENERAL ELECTRIC CAPITAL CORPORATION:

US Revolving Loan Commitment
(including a US Swing Line Commitment of $5,000,000):	$27,500,000

European Revolving Loan Commitment
(including a European Swing Line Commitment of $5,000,000):	$17,500,000

US Term Loan Commitment:	$0

European Term Loan Commitment:	$0

MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc.

US Revolving Loan Commitment:	$25,000,000

European Revolving Loan Commitment:	$15,000,000

US Term Loan Commitment:	$0

European Term Loan Commitment: :	$0

UBS AG, CAYMAN ISLANDS BRANCH

US Revolving Loan Commitment:	$7,500,000

European Revolving Loan Commitment:	$7,500,000

I-1

Exhibit A

No Credit Party and, to the Credit Parties’ knowledge, no other Person party thereto is in default in the performance or compliance with any provisions of the [IDT Stock Purchase Agreement/BioStar Stock Purchase Agreement].  The [IDT Stock Purchase Agreement/BioStar Stock Purchase Agreement] complies with, and the [IDT Stock Purchase/BioStar Stock Purchase] has been consummated in accordance with, all applicable laws.  The [IDT Stock Purchase Agreement/BioStar Stock Purchase Agreement] is in full force and effect as of the date hereof and has not been terminated, rescinded or withdrawn.  All requisite approvals by Governmental Authorities having jurisdiction over any Credit Party and other Persons referenced therein with respect to the consummation of the [IDT Stock Purchase/BioStar Stock Purchase] have been obtained, and no such approvals impose any conditions to the consummation of the [IDT Stock Purchase/BioStar Stock Purchase] or, other than as described in the [IDT Stock Purchase Agreement/BioStar Stock Purchase Agreement], to the conduct by any Credit Party of its business thereafter.  To the best of each Credit Party’s knowledge, none of the [Innogenetics NV’s/Thermo BioAnalysis Corporation’s] representations or warranties in the [IDT Stock Purchase Agreement/BioStar Stock Purchase Agreement] contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading.  Each of the representations and warranties given by each applicable Credit Party in the [IDT Stock Purchase Agreement/BioStar Stock Purchase Agreement] is true and correct in all material respects, and, notwithstanding anything contained in the [IDT Stock Purchase Agreement/BioStar Stock Purchase Agreement] to the contrary, such representations and warranties of the Credit Parties are incorporated into the Credit Agreement by delivery of this certificate and shall, solely for purposes of the Credit Agreement and the benefit of Agent and Lenders, survive the consummation of the [IDT Stock Purchase/BioStar Stock Purchase]; provided that a breach by any of the Credit Parties of any such representations and warranties so incorporated and as to which a similar representation and warranty is not independently made in the Credit Agreement shall not constitute a breach of the Credit Agreement unless such breach causes any such representation and warranty to be materially inaccurate.